EXHIBIT 10.6.2

EXECUTION VERSION

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is made and entered into this 21st day of May 2025 by and between The Hain Celestial Group, Inc. (“Hain” or the “Company”) and Wendy P. Davidson (“Employee”).

WHEREAS, Hain and Employee are parties to an Offer Letter, dated as of November 22, 2022 (the “Offer Letter”); and

WHEREAS, Hain and Employee wish to amicably terminate Employee’s employment with Hain.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, Hain and Employee agree as follows:

1.
Termination of Employment

Employee’s last day of employment with Hain was May 6, 2025 (the “Termination Date”). As of the end of the day on the Termination Date, Employee ceased to be an employee of the Company, ceased to serve as a member of and resigned from the Company’s Board of Directors (the “Board”) as provided in the Offer Letter, and resigned as a director and officer from any and all other positions and offices Employee may have held with any direct or indirect subsidiary of the Company. Employee shall execute such letters of resignation, if any, as the Company may request to effectuate Employee’s termination of employment, departure as a member of the Board, and resignation from any other director and officer positions Employee may hold.

2.
Severance Payments by Hain

As consideration for signing this Agreement and Employee’s complete compliance therewith, Hain shall provide Employee with cash severance in the aggregate amount of $4,070,000 (equal to two (2) times the sum of Employee’s annual base salary plus Employee’s Target AIP Award (as defined in the Offer Letter) as of the Termination Date), less applicable withholdings and deductions, payable over a period of two (2) years starting from the Effective Date (as defined below), payable in biweekly installments in accordance with the general payroll practices of the Company. This severance is in accordance with the severance obligation provided in Paragraph 6 of the Offer Letter in the event of a termination by the Company without Cause (as defined in the Offer Letter).

3.
Treatment of Outstanding Equity Awards

Pursuant to a Restricted Share Unit Agreement, dated January 1, 2023, between the Company and Employee (the “Make-Whole RSU Agreement”), Employee was granted 95,321 restricted share units (“RSUs”), of which 63,547 have vested prior to the Termination Date. In accordance with Section 4.2 of the Make-Whole RSU Agreement, the remaining 31,774 unvested RSUs shall accelerate and vest as of the Termination Date.

All other outstanding equity awards held by Employee shall be treated in accordance with their terms upon a termination by the Company without cause. Accordingly, all other unvested equity awards held by Employee will be forfeited in their entirety as of the Termination Date.1

4.
Benefits

Hain agrees to continue Employee’s medical, dental and vision coverage through May 31, 2025, in accordance with Hain’s standard policy for U.S. employees. Thereafter, Employee will be eligible to elect to continue medical, dental and vision plan coverage pursuant to the notice sent to Employee by the Company’s insurance provider in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). If Employee properly and timely elects medical, dental, and/or vision coverage pursuant to COBRA as coverage existed as of the Termination Date, Hain agrees to pay the cost of the premium for such elected coverage (subject to applicable taxes) for a period of 12 months, beginning on June 1, 2025 and ending May 31, 2026, provided Employee remains eligible for COBRA coverage continuation. Thereafter, Employee shall be entitled to elect to continue such COBRA coverage for the remainder of the COBRA period, at Employee’s own expense, in accordance with applicable law. In the event Employee becomes eligible for coverage under another employer’s plan or elects participation in another group medical and dental plan, Hain’s obligation to continue paying premiums under this Section shall cease immediately. Employee shall notify Hain immediately of Employee’s eligibility for coverage under another employer’s plan or election to participate in another group plan so that Hain may cease making COBRA payments on Employee’s behalf.

Employee's participation in all other benefits and incidents of employment (including, but not limited to, the accrual of vacation and paid time off, Life Insurance, AD&D, Long Term Disability, 401(k), and, except as expressly provided in Section 3 hereof, the vesting of equity grants) cease on the Termination Date.

5.
No Further Payment of Salary, Bonuses or Other Benefits or Compensation

Except with respect to (A) the severance payments provided by Section 2 hereof, (B) the accelerated vesting of the unvested RSUs granted pursuant to the Make-Whole RSU Agreement, and (C) the COBRA benefit set forth in Section 4 hereof, Employee acknowledges and represents that, as of the date Employee signed this Agreement, Hain has paid all salary, wages, bonuses, equity, housing allowances, relocation costs, interest, severance, stock, fees, commissions, and any and all other benefits and compensation due to Employee.

1 The following equity awards held by Employee shall terminate in accordance with their terms as of the Termination Date: (A) 11,916 RSUs granted January 1, 2023 (in an original award amount of 35,746 RSUs, of which 11,915 RSUs vested on each of September 6, 2023 and September 6, 2024), (B) 17,873 Absolute TSR performance share units (“PSUs”) granted on January 1, 2023, (C) 35,746 Relative TSR PSUs granted on January 1, 2023, (D) 84,143 RSUs granted on October 25, 2023 (in an original award amount of 126,214 RSUs, of which 42,071 vested on October 25, 2024, (E) 63,107 Absolute TSR PSUs granted on October 25, 2023, (F) 126,214 Relative TSR PSUs granted on October 25, 2023, (G) 155,201 RSUs granted on October 28, 2024, (H) 93,121 Relative TSR PSUs granted on October 28, 2024, (I) 46,561 Unlevered Free Cash Flow PSUs granted on October 28, 2024, and (J) 93,121 Adjusted EBITDA Margin PSUs granted on October 28, 2024.

6.
Indemnification

Notwithstanding anything to the contrary herein, including any release by Employee herein, to the fullest extent permitted by applicable law and the provisions of the existing Hain Certificate of Incorporation, Hain shall indemnify and hold harmless Employee from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by Employee), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including legal and accounting fees and expenses, which shall be advanced as incurred, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (collectively, “Claims and Expenses”) which may be imposed on, incurred by or asserted at any time against Employee in any way related to Employee’s employment by Hain, or the management or administration of Hain, or in connection with the business or affairs of Hain or the activities of Employee on behalf of the Company; provided that Employee shall not be entitled to indemnification hereunder for Claims and Expenses that are (i) incurred by Employee as plaintiff in any action, suit or proceeding brought against the Company or (ii) incurred by Employee as a defendant in any action, suit or proceeding brought against Employee by a third party and found by a court of competent jurisdiction in a final judgment not subject to further appeal to be attributable to Employee’s knowing fraud or willful misconduct. Hain represents and warrants that the Director & Officer insurance policies in effect on May 6, 2025, will continue to cover Employee for acts and omissions occurring through May 6, 2025.

7.
Release by Employee

Employee agrees that Employee would not be entitled to the consideration and benefits set forth in Sections 2 and 3 hereof absent Employee’s execution and fulfillment of this Agreement. As a consequence of execution of this Agreement, and except as described in this Agreement, Hain and its current and former officers, directors, employees, agents, investors, attorneys, creditors, counsel, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns and any other affiliated or related person or entity (the “Releasees”) have no outstanding obligations to Employee. Employee, on Employee’s own behalf, and on behalf of Employee’s present and former heirs, family members, executors, creditors, agents, assigns and any other affiliated or related person or entity, hereby fully and forever releases Hain and the other Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess up to and including the Effective Date of this Agreement, including, without limitation:

a.
any and all claims relating to or arising from Employee's employment with Hain, or the termination of that employment;
b.
any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.
any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; qui tam; whistleblower, battery; invasion of privacy; false imprisonment; and conversion;
d.
any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Equal Pay Act of 1963; the Fair Credit Reporting Act; the Illinois Human Rights Act; the Right to Privacy in the Workplace Act; the Illinois Employment Contract Act; the Illinois Labor Dispute Act; the Victims' Economic Security and Safety Act; the Illinois Whistleblower Act; the Illinois Equal Pay Act; the New Jersey Law Against Discrimination; the New Jersey Family Leave Act; the New Jersey Conscientious Employee Protection Act; the New Jersey wage, wage payment, wage theft and wage-hour laws; the New York State Executive Law (including its Human Rights Law); the New York City Administrative Code (including its Human Rights Law); the New York State Labor Law; the New York wage, wage payment, wage theft and wage-hour laws; and the Sarbanes-Oxley Act;
e.
any and all claims for violation of the federal, or any state, constitution;
f.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.
any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
h.
any and all claims for attorneys’ fees and costs.

Hain and Employee agree that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released for all time. Employee agrees and understands this Agreement provides a full and final general release covering all known and unknown and anticipated and unanticipated injuries, debts, or damages which may have arisen, or which may arise, connected with all matters from the beginning of time to the Effective Date, as well as those injuries, debts, claims or damages now known or disclosed which may have arisen, or which may arise, from Employee’s employment with or separation from Hain on the Termination Date.

This release is not intended to bar claims that cannot be waived by law, such as claims for workers’ compensation benefits or unemployment insurance benefits, but Employee acknowledges that Employee is not aware of any work-related condition or injury. Moreover, Employee and Hain acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigation, hearing, whistleblower proceeding, or Government Entity (as defined in the Confidentiality Agreement) proceeding, but Employee waives the right to any personal remedy, to the maximum extent permitted by law, except that this Agreement does not limit Employee’s right to receive an award for information provided to any Government Entity. Additionally, by signing this agreement, Employee does not release and discharge: (a) any vested and non-forfeitable right that the Employee may have under the terms of any profit-sharing, retirement, or similar employee welfare benefit plan administrated by the Company; (b) any claim for breach of this Agreement; (c) any claims for indemnification; and (d) any claims arising after the date on which Employee signs this Agreement. This Agreement is not intended in any way to limit Employee’s right or ability to: (a) bring a lawsuit against the Company to enforce the Company’s obligations under this Agreement; or (b) make any disclosure of information required by law.

8.
Acknowledgement of Waiver of Claims Under ADEA

Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and Hain agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that:

a.
Employee should consult with an attorney prior to executing this Agreement;
b.
Employee has up to twenty-one (21) calendar days within which to consider this Agreement;
c.
Employee has seven (7) calendar days following Employee’s execution of this Agreement to revoke this Agreement;
d.
this Agreement shall not be effective until the revocation period has expired; and
e.
nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. However, if the release of ADEA claims or any other claim is set aside or limited, all monies paid hereunder shall be set-off against any relief or recovery.

9.
No Admission of Liability

Neither this Agreement, nor anything contained herein, shall be construed as an admission by the Company that it has in any respect violated or abridged any Federal, State, or local law or any right or obligation that it may owe or may have owed to Employee. No final findings or final judgments have been made and Employee does not purport and will not claim to be a prevailing party, to any degree or extent, nor will this Agreement or its terms be admissible in any proceeding other than in a proceeding for breach of the terms contained herein.

10.
Cooperation by Employee

Employee shall reasonably assist Hain in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against Hain or any of the Releasees without additional compensation, provided, however that Hain will reimburse Employee for all reasonable out-of-pocket and travel-related expenses incurred with providing such assistance. Any request for cooperation by the Company hereunder will take into account, to the extent practicable, Employee’s personal and professional schedule, and shall be scheduled so as not to unreasonably interfere with Employee’s professional schedule. Employee and Hain acknowledge this Section does not limit Employee’s right, where applicable, to file or participate in an investigative proceeding of any Government Entity without requiring notice to Hain or any of the Releasees; Employee nevertheless understands that because of the waiver and general release Employee freely provides by signing this Agreement, Employee cannot obtain any monetary relief or recovery in any such proceeding to the extent permitted by law, except that this Agreement does not limit Employee’s right to receive an award for information provided to any Government Entity.

In addition, if requested by the Company within six (6) months of the Termination Date, Employee shall assist and cooperate with the Company regarding reasonable requests for information about the business of the Company and matters relating to Employee’s employment.

11.
Reaffirmation of Confidentiality Agreement; Press Releases and Public Disclosures

In connection with Employee’s commencement of employment with the Company, Employee entered into a Confidentiality, Non-Interference, and Invention Assignment Agreement (the “Confidentiality Agreement”), the terms of which are incorporated by reference herein. As a condition to Employee’s receipt of the payments and benefits set forth in Sections 2 and 3 hereof, Employee reaffirms and agrees to comply with the covenants and restrictions set forth in the Confidentiality Agreement.

Employee Agrees that Employee shall not issue, or cause to be issued, any press release or any other public statement (including on any websites including but not limited to LinkedIn or other social media) regarding Employee’s separation from the Company without prior written approval from the Chair of the Board; provided that Employee may respond truthfully to rebut any false statements made by the Company.

12.
No Consideration Absent Execution of this Agreement

Employee agrees and understands that the Company has no obligation to pay or provide (A) the severance payments provided by Section 2 hereof, (B) the accelerated vesting of unvested RSUs granted pursuant to the Make-Whole RSU Agreement or (C) the payment of COBRA premiums provided by Section 4 hereof unless Employee signs this Agreement and follows its terms.

13.
Entire Agreement and Severability

The parties hereto agree that this Agreement may not be modified, altered or changed, except by a written agreement signed by the parties hereto. This Agreement, together with the Confidentiality Agreement incorporated herein, represents the entire agreement and understanding between Hain and Employee concerning the subject matter of this Agreement and Employee's relationship with Hain, and supersedes and replaces any and all prior agreements and understandings between the parties concerning the subject matter of this Agreement and Employee's relationship with Hain. If any provision of this Agreement is held to be invalid, the court rendering that finding shall interpret or modify each such clause to be enforceable to fulfill the parties’ stated intent. If that cannot be done, such clause(s) shall be void and the remaining provisions shall remain in full force and effect. If any term or provision of this Agreement or the application thereof to Employee or circumstance shall to any extent be invalid or unenforceable, such provision will be modified, rewritten or interpreted by the parties to include as much of its nature and scope as will render it enforceable.

14.
Breach of Agreement or Post-Employment Restrictive Covenants

Employee acknowledges and agrees that if Employee materially breaches this Agreement or the Confidentiality Agreement, the Company shall be entitled immediately to recover 95% of the after-tax severance payments, other after-tax payments and benefits set forth in Sections 2 through 4 already provided and to cease any outstanding consideration without impacting Employee’s release of claims and other obligations hereunder, without limitation to any other remedies, including equitable remedies. In addition, the prevailing party shall be entitled to recover its costs and fees, including reasonable attorneys’ fees, incurred in the successful enforcement (or defense of enforcement) of this Agreement or the Confidentiality Agreement.

15.
Resolution of Disputes/Waiver of Jury Trial

Any controversy or claim arising out of this Agreement, or the breach thereof, shall be decided by an appropriate state or federal court nearest to Hain’s corporate headquarters, and all such claims shall be adjudicated by a judge sitting without a jury.

16.
Governing Law

This Agreement shall be governed by the laws of the State of Illinois, without regard for choice of law provisions. In addition, Hain and Employee agree and acknowledge that Section 9(a) of the Confidentiality Agreement is hereby amended such that the Confidentiality Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard for choice of law provisions.

17.
Effective Date

This Agreement is effective after it has been signed by both parties and after eight (8) calendar days have passed following the date of Employee’s signature on the Agreement (the “Effective Date”). Any revocation prior to the eighth day after the date of Employee’s signature must be submitted, in writing, to Amber Jefferson, Chief People Officer and state, “I hereby revoke my acceptance of our Separation Agreement and General Release.” The revocation must be delivered to Amber Jefferson and postmarked within seven (7) calendar days of execution of this Agreement.

18.
Capability to Waive Claims

Employee is competent to effect a knowing and voluntary general and unlimited release of all claims and to enter into this Agreement. Employee is not affected or impaired in Employee’s ability voluntarily and knowingly to consider and to execute this Agreement, whether by illness, use of alcohol, drugs or other substances or conditions. Employee is not a party to any bankruptcy, lien, assignment, creditor-debtor or other proceeding which would impair the right to settle all claims against Hain or to waive all claims that Employee may have against Released Parties.

19.
Voluntary Execution

Employee acknowledges that Employee has carefully read this Agreement and understands all of its terms including the general and final release of claims set forth above and covenant not to sue. Employee further acknowledges that Employee has voluntarily entered into this Agreement; that Employee has not relied upon any representation or statement, written or oral, not set forth in this Agreement; that the only consideration for signing this Agreement is as set forth herein; that the consideration received for executing this Agreement is greater than that to which Employee may otherwise be entitled; and that this document gives Employee the opportunity and encourages Employee to have this Agreement reviewed by Employee’s attorney and tax advisor.

EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE MAY REVOKE THIS AGREEMENT DURING THE SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO AMBER JEFFERSON, CHIEF PEOPLE

OFFICER, AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF OUR SEPARATION AGREEMENT AND GENERAL RELEASE." THE REVOCATION MUST BE PERSONALLY DELIVERED TO aMBER jEFFERSON OR HER DESIGNEE, OR MAILED TO aMBER jEFFERSON AT THE HAIN CELESTIAL GROUP, INC., 221 RIVER STREET, HOBOKEN, NEW JERSEY 07030 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS AGAINST HAIN AND RELEASEES.

[Signature Page Follows]

The parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

THE HAIN CELESTIAL GROUP, INC.

/s/ Wendy P. Davidson	By:	_______________
Wendy P. Davidson		Dawn M. Zier
Chair of the Board

Date: May 21, 2025		Date:

[Signature Page to Separation Agreement and General Release]

The parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

THE HAIN CELESTIAL GROUP, INC.

__________________	By:	/s/ Dawn Zier
Wendy P. Davidson		Dawn M. Zier
Chair of the Board

Date:		Date: May 21, 2025

[Signature Page to Separation Agreement and General Release]